Exhibit 10.14

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (“Amendment”) is executed as of the 30th day of September 2004, by and between CARL KARCHER ENTERPRISES, INC., a California corporation (“CKE”) and PIERRE FOODS, INC., a North Carolina corporation (the “Company”).

RECITALS

1.                                       CKE and Company are parties to a certain Amended and Restated Agreement dated May 21, 2004 (the “Original Agreement”).

2.                                       CKE and Company are parties to a certain First Amendment Agreement dated June 27, 2004 (the “First Amendment”).

3.                                       CKE and Company desire to amend the Original Agreement and the First Amendment, and memorialize the amendment in writing.

4.                                       All capitalized terms herein not otherwise defined shall have the meaning ascribed to such terms in the respective Original Agreement or First Amendment, as the content may require.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained herein for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Amendments.

A.                                   Paragraph 3(c) of the Original Agreement is amended to read in its entirety as follows:

Until October 31, 2004 at no additional cost to CKE, the Company will maintain safety stock volume of up to six (6) weeks of Product based on trailing six month period average for system wide availability in the Company’s Ohio storage facilities.  Commencing on November 1, 2004 and for the remainder of the term (including all renewals and extensions thereof), at no additional cost to CKE, the Company will maintain safety stock volume of no less than three (3) weeks of Product based on trailing six month period average for system wide availability in the Company’s Ohio storage facilities.  CKE reserves the right to arrange all freight carriers and to pick up product at Company’s manufacturing facility and cold storage warehouses.  Addresses for the storage facilities are as follows:

CSI Brea 2750 Orbitor Avenue Brea, California Attn: Maritza Jimenez 714-993-3533	Pierre Foods, Inc. 9990 Princeton Road Cincinnati, Ohio 45246 Attn: Bill Kolb 800-543-1604	Cincinnati Freezer 2881 E. Sharon Road Cincinnati, Ohio 45241 Attn: Don Lucas 513-771-3573

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

B.                                     Paragraph 2(b) of the First Amendment is amended to read in its entirety as follows:

It is acknowledged that in the event Company shall enter into a binding supply agreement, written or oral, with a Top Ten QSR (as herein defined), other than CKE or CKE’s parent or affiliate companies, including without limitation, Hardee’s Food Systems, Inc., or its appointed purchasing agent for the supply of a burger product consisting of more than 51% of black cattle beef (a “Major Contract”), the Company should realize plant efficiencies and other economies.  Therefore, in the event Company shall enter into a Major Contract and so long as and only so long as at least one Major Contract shall remain in effect, the Company agrees to ***.

2.                                       No change.  Except as otherwise modified or amended hereby, the Original Agreement, the First Amendment Agreement, and all documents and instruments delivered therewith shall remain in full force and effect as written.

3.                                       No Default.  The Original Agreement and the First Amendment are in full force and effect and, as of the date of this Amendment and to the best knowledge, information, and belief of each party without independent investigation by either party, (a) there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, (b) neither party has violated any of the terms or conditions of any of the foregoing agreements, (c) all of the obligations and covenants to be performed by each party thereto have been fully performed, and (d) each party acknowledges and agrees that with respect the relationship between the parties as contemplated by the aforesaid collective agreements, there have been no violations of law.  This provision shall not be construed to limit either party from making any future claims for future breach or subsequent wrongful conduct by either party.

4.                                       Entire Agreement.  This Amendment, together with the Original Agreement and the First Amendment, as may be amended hereby, shall constitute the complete agreement between CKE and the Company and shall supersede all prior or contemporaneous proposals, representations, understandings, and other communications and correspondence between the parties concerning the matters addressed in this Amendment and the aforesaid agreements, whether oral or written.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.

IN WITNESS WHEREOF, the parties execute this Amendment in accordance with law the day and year first above written.

CARL KARCHER ENTERPRISES, INC.

By:	/s/ John Dunion
Name:	John Dunion
Title:	Executive Vice President

PIERRE FOODS, INC.

By:	/s/ Robert C. Naylor
Name:	Robert C. Naylor
Title:	Senior Vice President

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.